UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2010

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrant as specified in its charter)
_______________________

Florida Florida	333-108661-01	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)
1000 Universal Studios Plaza Orlando, FL		32819-7610
(Address of principal executive offices)		(Zip code)

(407) 363-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This Current Report should be read in conjunction with our Registration Statement on Form S-4/A filed on August 6, 2010 and our Report on Form 10-Q filed on November 5, 2010.

B. Supplemental Information

On November 5, 2010, Universal City Development Partners, Ltd. (“UCDP”) held a telephonic conference call. During the call, the following information was discussed by Tracey L. Stockwell, UCDP's Principal Financial Officer, :

Thank you, and welcome to our third quarter earnings conference call. We are pleased to announce that the third quarter was Universal Orlando’s all-time best as measured by several of our most important metrics including Revenue, EBITDA, Net Income and Attendance. Let's get started with our attendance trends. We opened The Wizarding World of Harry PotterTM on June 18, 2010 and our guests’ reaction has been overwhelmingly positive. As a result, our paid attendance during the third quarter increased 36% compared to the prior year as both our domestic and international markets experienced significant growth. On a year-to-date basis through September, our paid attendance was up 12% compared to 2009. This is a marked improvement from our year-to-date attendance through June, which if you recall, was down 3% compared to 2009. These results clearly show the tremendous response that our exciting, new content is receiving.

During the third quarter, our total revenues increased $139 million, or 62%, as strong guest spending augmented our increased attendance. Combined per capita spending on admission tickets, food and beverage, merchandise and other theme park related items increased 21% compared to the prior year.  Per capita spending on admission tickets increased 17% compared to 2009 primarily due to our new ticket offerings and yield management initiatives. Additionally, per capita spending on merchandise and food and beverage increased 38% compared to 2009 primarily due to the introduction of our Harry PotterTM-themed products. Revenue at our travel company increased $14 million as it benefited greatly from the exclusive vacation packages which feature early admission to The Wizarding World of Harry PotterTM. During the third quarter, our total costs and operating expenses increased by $73 million, or 45%, largely due to our increased volume and new scope. Although our margins improved significantly compared to the prior year, our theme park cost of products sold increased $17 million due to the increased volume at our merchandise and food and beverage venues. Additionally, costs at our travel company increased $12 million due to higher volume. We incurred $11 million in incremental theme park operating costs largely associated with our new content which, in addition to The Wizarding World of Harry PotterTM, also includes the Hollywood Rip Ride Rockit® coaster which opened in August 2009. Additionally, we incurred $10 million in higher management and consultant fees which are directly attributable to the increase in our operating revenues. As a result, our operating income during the third quarter increased $66 million compared to 2009, which resulted in an 8-percentage point increase in our operating income percentage. Growth in our non-operating expenses included $4 million of incremental interest expense as a result of our refinancing.

During the September year-to-date period, our total revenues increased $166 million, or 27%, as per capita guest spending increased by 17% complementing our strong attendance growth. Per capita spending on admission tickets increased 16% compared to 2009 primarily due to our new ticket offerings and yield management initiatives. Additionally, per capita spending on merchandise and food & beverage increased 23% compared to 2009 primarily due to the introduction of our The Wizarding World of Harry PotterTM-themed products. On a year-to-date basis through September, our total costs and operating expenses increased by $133 million, or 27%, compared to the prior year. Our marketing spend increased $37 million, while theme park operations expenses increased $18 million. Both of these drivers were largely attributable to our new content. We also experienced several volume-related increases including $21 million of higher theme park cost of products sold and $13 million in incremental management and consultant fees. As a result, our operating income during the year-to-date period increased $33 million compared to 2009.  Growth in our non-operating expenses included $9 million of incremental interest expense due to our refinancing and $3 million of expenses associated with our term loan amendment in April 2010. Additionally, the prior year results benefited by $4 million due to changes in the fair value of our swaps, which expired in 2009.

For the first nine months of 2010, we produced $248 million in operating cash flow, which increased $86 million compared to 2009.  This favorability in operating cash flow was principally due to favorable changes in our working capital of $59 million and higher net income of $16 million. Cash used in investing activities during 2010 consisted exclusively of $94 million in capital expenditures which was down slightly from the prior year. On an accrual basis, we are still on track for $75 million in capital expenditures for 2010. Cash used in financing activities was $25 million during 2010 which is principally composed of $9 million in fees to amend our term loan in April 2010, $6 million in payments under our capital lease and financing obligations, and $9 million in required principal payments under the term loan, half of which were prepayments. At the end of the third quarter, we believe we were in compliance with all of our required financial ratios. We also had $75 million in availability under our revolver and cash of $174 million, while we had $91 million in our restricted payment basket under our bond indentures.

We are extremely excited about the remainder of 2010. The response to The Wizarding World of Harry PotterTM has been extraordinary, as our guests continue to enjoy the fully-immersive themed area and the unique merchandise and food products that we offer throughout the area. Our results continue to show strength in fourth quarter, as our paid attedance ended the month of October up 36% compared to 2009.

C.     Forward-Looking Information

Certain information included in this Current Report on Form 8-K may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements give the Registrants' current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this Current Report are forward-looking statements. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future or conditional verbs, such as “will,” “should,” “could” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s analysis of operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved.

Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to: the risks and uncertainties relating to the global recession and its duration, severity and impact on overall consumer activity; publicity associated with accidents occurring at theme parks; and the additional risks set forth in our Registration Statement on Form S-4/A as filed with the SEC on August 6, 2010, including those under the heading “Risk factors.” There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report. The Registrants caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K or as of the date of the report or document in which they are contained, and the Registrants undertake no obligation to update such information. The Registrants urge you to carefully review and consider the disclosures made in this Current Report on Form 8-K that attempt to advise interested parties of the risks and factors that may affect their business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.
Date: November 5, 2010	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UCDP FINANCE, INC.
Date: November 5, 2010	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer